Exhibit 10.89

C O M M E R C IA L LO A N AG R E E M E N T

THIS COMMERCIAL LOAN AGREEMENT (this “Loan Agreement”), dated as of March 2, 2023, is entered into by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (“Borrower”), and STREETERVILLE CAPITAL, LLC, a Utah limited liability company, its successors and/or assigns (“Lender”).

A.Lender desires to loan and Borrower desires to borrow, upon the terms and conditions set forth in this Loan Agreement, a Promissory Note in the form attached hereto as Exhibit A, in the original principal amount of $11,005,000.00 (the “Loan”).

B.This Loan Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Loan Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Loan Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.Promissory Note.

1.1.Promissory Note. On the Closing Date Borrower shall execute and deliver the Promissory Note to Lender, and in consideration for delivery of the Note, Lender shall pay the Loan Amount (as defined below) to Borrower.

1.2.Form of Payment. On the Closing Date, Lender shall pay the Loan Amount to Borrower via wire transfer of immediately available funds against delivery of the Note.

1.3.Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the execution of the Loan Documents pursuant to this Loan Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about March 2, 2023, or such other mutually agreed upon time. The closing of the transactions contemplated by this Loan Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4.Collateral for the Note. The Note shall not be secured.

1.5.Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $1,000,000.00 (the “OID”). In addition, Borrower agrees to pay $5,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the execution of the Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The “Loan Amount”, therefore, shall be

$10,000,000.00, computed as follows: $11,005,000.00 original principal balance, less the OID, less the Transaction Expense Amount.

2.Lender’s Representations and Warranties. Lender represents and warrants to Borrower that: (i) this Loan Agreement has been duly and validly authorized; and (ii) this Loan Agreement constitutes a valid and binding agreement of Lender enforceable in accordance with its terms.

3.Representations and Warranties of Borrower. Borrower represents and warrants to Lender that: (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Borrower has registered its shares of common stock, $0.001 par value per share (the “Common Stock”), under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Borrower; (v) this Loan Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Borrower and constitute the valid and binding obligations of Borrower enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by Borrower and the consummation by Borrower of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Borrower of any of the terms or provisions of, or constitute a default under (a) Borrower’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Borrower or any of Borrower’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Borrower is required to be obtained by Borrower for the issuance of the Note to Lender; (viii) none of Borrower’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by Borrower with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing ; (x) Borrower has not consummated any financing transaction that has not been disclosed in a periodic or other filing with the SEC under the 1934 Act; (xi) Borrower is not, nor has it ever been, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act or is in compliance with Rule 144(i)(2) under the 1933 Act; (xii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Borrower to any person or entity as a result of this Loan Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiii) Lender shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Borrower shall indemnify and hold harmless each of Lender, Lender’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; and (xiv) neither Lender nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Borrower or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents Borrower, and in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

4.Borrower’s Covenants. Until all of Borrower obligations under the Note are paid and performed in full, or within the timeframes otherwise specifically set forth below, Borrower will at all times comply with the following covenants: (i) Borrower will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; and (iii) trading in Borrower’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Borrower’s principal trading market.

5.Conditions to Borrower’s Obligation to deliver the Note. The obligation of Borrower hereunder to issue and deliver the Note to Lender at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1.Lender shall have executed this Loan Agreement and delivered the same to Borrower.

5.2.Lender shall have delivered the Loan Amount to Borrower in accordance with Section 1.2 above.

6.Conditions to Lender’s Obligation to Pay Borrower the Loan Amount. The obligation of Lender to pay Borrower the Loan Amount at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Lender’s sole benefit and may be waived by Lender at any time in its sole discretion:

6.1.Borrower shall have executed this Loan Agreement and the Note and delivered the same to Lender.

6.2.Borrower shall have delivered to Lender a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit B evidencing Borrower’s approval of the Transaction Documents.

6.3.Borrower shall have delivered to Lender fully executed copies of all other Transaction Documents required to be executed by Borrower herein or therein.

7.Miscellaneous. The provisions set forth in this Section 7 shall apply to this Loan Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 7 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

7.1.Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

7.2.Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit C) arising under this Loan Agreement or any other Transaction Document or other agreement between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit C attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Loan Agreement. By executing this Loan Agreement, Borrower represents, warrants and covenants that Borrower has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Borrower will not take a position contrary to the foregoing representations. Borrower acknowledges and agrees that Lender may rely upon the foregoing representations and covenants of Borrower regarding the Arbitration Provisions.

7.3.Governing Law; Venue. This Loan Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

7.4.Specific Performance. Borrower acknowledges and agrees that irreparable damage may occur to Lender in the event that Borrower fails to perform any material provision of this Loan Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Lender shall be entitled to an injunction or injunctions to cure breaches of the provisions of this Loan Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any Lender may be entitled under the Transaction Documents, at law or in equity. For the avoidance of doubt, in the event Lender seeks to obtain an injunction against Borrower or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Lender under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents.

7.5.Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7.6.Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to this Loan, including, without limitation, this Loan Agreement and the other Transaction Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Loan Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

7.7.Headings. The headings of this Loan Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Loan Agreement.

7.8.Severability. In the event that any provision of this Loan Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7.9.Entire Agreement. This Loan Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Borrower nor

7.10.Lender makes any representation, warranty, covenant or undertaking with respect to such matters.

7.11.No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

7.12.Amendments. No provision of this Loan Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

7.13.Notices. Any notice required or permitted hereunder shall be given in writing and via email to lgoldman@nwbio.com and lpowers@nwbio.com (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the fifth business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the fifth business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Borrower:

Northwest Biotherapeutics, Inc.

Attn: Linda Powers and Les Goldman

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

If to Lender:

Streeterville Capital, LLC Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

7.14.Successors and Assigns. This Loan Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by

7.15.Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part, without the need to obtain Borrower’s consent thereto. Borrower may not assign its rights or obligations under this Loan Agreement or delegate its duties hereunder without the prior written consent of Lender.

7.16.Survival. The representations and warranties of Borrower and the agreements and covenants set forth in this Loan Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Lender. Borrower agrees to indemnify and hold harmless Lender and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach by Borrower of any of its representations, warranties and covenants set forth in this Loan Agreement or any of its covenants and obligations under this Loan Agreement, including advancement of expenses as they are incurred.

7.17.Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Loan Agreement and the consummation of the transactions contemplated hereby.

7.18.Lender’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Loan Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted in this Loan Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient. The parties acknowledge and agree that upon Borrower’s failure to comply with the provisions of the Transaction Documents, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, Lender’s increased risk, and the uncertainty of the availability of a suitable substitute lending opportunity for Lender, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Lender’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Lender may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Loan Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

7.19.Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Loan Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the reasonable attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note; or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

7.20.Waiver. No waiver of any provision of this Loan Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.21.Waiver of Jury Trial. EACH PARTY TO THIS LOAN AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LOAN AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

7.22.Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Loan Agreement and the other Transaction Documents.

7.23.Voluntary Agreement. Borrower has carefully read this Loan Agreement and each of the other Transaction Documents and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Loan Agreement and each of the other Transaction Documents and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Loan Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Lender or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Lender and Borrower have caused this Loan Agreement to be duly executed as of the date first above written.

LOAN AMOUNT:

Principal	$11,005,000.00

Amount	$10,000,000.00

LENDER:
STREETERVILLE CAPITAL, LLC
By:	/s/ John M. Fife
John M. Fife, President

BORROWER:
NORTHWEST BIOTHERAPEUTICS, INC
By:	/s/ Leslie J. Goldman
Senior Vice President, General Counsel

[Signature Page to Loan Agreement]